Exhibit 99.1

For Immediate Release	Contact:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

WATER PIK TECHNOLOGIES REPORTS FIRST QUARTER OPERATING RESULTS

Earnings per Share $0.37 for Quarter Ended December 31, 2005

Company Plans to Close Manufacturing Facility

Company Updates Earnings Targets for Fiscal Year 2006 to $1.35-$1.45 Per Share

(Newport Beach, California, January 25, 2006) – Water Pik Technologies, Inc. (NYSE: PIK) today announced sales for the three months ended December 31, 2005 (the first quarter of Fiscal Year 2006) were $79.7 million, an increase of 2.6 percent as compared to sales of $77.6 million for the same period in 2004.  Income from continuing operations increased 0.5 percent to $4.8 million or $0.37 per share for the first quarter 2006 as compared to $4.8 million or $0.38 per share for the first quarter 2005.  Net income was $4.8 million or $0.37 per share for the first quarter as compared to $6.0 million or $0.48 per share for the same prior year period, which included $0.09 per share from the discontinued Heating Systems business sold in June 2005.  Operating expenses for the first quarter 2006 included $0.6 million or $0.03 per share net of tax of corporate administrative costs related to our strategic alternatives review.  EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 4.1 percent to $10.0 million for the first quarter as compared to $10.5 million for the same period in 2004.

	Three Months Ended December 31,
(In thousands, except per-share amounts)	2005	2004	% Change
(Unaudited)
Results from continuing operations

Sales	$79,680	$77,624	2.6%
Operating income	$7,643	$8,098	(5.6)%
Income from continuing operations	$4,812	$4,789	0.5%
EBITDA	$10,043	$10,475	(4.1)%

Diluted net income per share*
Continuing operations	$0.37	$0.38	(2.6)%
Discontinued operations	$—	$0.09
Net Income	$0.37	$0.48	(22.9)%

Weighted average common shares outstanding - diluted	12,901	12,551

* Diluted net income per common share may not add due to rounding.

more

Closure of Manufacturing Facility

During calendar year 2006, the Company plans to relocate all of its remaining showerhead and water filtration production from the Company’s owned manufacturing facility in Loveland, Colorado primarily to existing offshore suppliers.  This decision is part of our operating strategy initiated several years ago to become a lower cost manufacturer through facility consolidation and outsourcing manufacturing to overseas suppliers.  The closure of the Loveland facility is targeted for completion in October 2006 followed by the sale of the facility.  Expenses for the fiscal year ending September 2006 relating to the Loveland closure, which will start in the March 2006 quarter, are estimated to be approximately $2.3 million after tax or $0.17 per share, which includes accelerated depreciation of approximately $0.9 million after tax and $0.4 million after tax of under-absorbed facility carrying costs.  Beginning in Fiscal Year 2007, the annual product and facility cost savings are expected to exceed the one-time costs associated with closing the facility.

“Our Pool Products business and our consolidated businesses exceeded our expectations for the quarter,” said Water Pik Technologies’ Chief Executive Officer Michael P. Hoopis.  “For our Personal Healthcare business, we expect an improving sales outlook in the second half of Fiscal Year 2006 driven by new products and distribution gains at key retail accounts.  Over time, the Loveland consolidation will measurably improve the profitability and return on capital.”

Recent Merger Announcement

On January 6, 2006, the Company announced that it had signed a definitive agreement to be acquired by Coast Acquisition Corporation, a newly-formed corporation 80 percent owned by The Carlyle Group, a global private equity investment firm, and 20 percent owned by Zodiac S.A., an industrial company listed on the Paris Stock Exchange. Under the terms of the agreement, stockholders will receive $27.75 in cash for each share of common stock.  The aggregate consideration, on a fully diluted equity value basis, is approximately $380 million.  The sale is expected to be completed in late April 2006, and is subject to various conditions, including approval by the stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions.

Business Segment Performance

	Three Months Ended December 31,
(Amounts in thousands)	2005	2004	% Change
(Unaudited)
Results from continuing operations

POOL PRODUCTS:
Sales	$52,658	$48,054	9.6%

Gross profit	$14,674	$12,445	17.9%
Operating income	$6,546	$5,220	25.4%
EBITDA	$7,519	$5,981	25.7%

Gross profit as a percent of sales	27.9%	25.9%
Operating income as a percent of sales	12.4%	10.9%
EBITDA as a percent of sales	14.3%	12.4%

For the three months ended December 31, 2005, Pool Products:

•                  Sales increased $4.6 million or 9.6 percent to $52.7 million for the first quarter of Fiscal Year 2006 compared to the same prior year period due primarily to continuing strong demand for automatic salt chlorine generators, pumps, filters and new product introductions, including a wireless, hand-held AquaLink® control system.

•                  Gross profit increased $2.2 million or 17.9 percent to $14.7 million or 27.9 percent of sales for the first quarter 2006 primarily due to higher sales and the benefit of leveraging fixed manufacturing costs over a larger base of sales combined with a favorable product mix.

•                  EBITDA increased $1.5 million or 25.7 percent to $7.5 million or 14.3 percent of sales for the first quarter 2006 compared to $6.0 million or 12.4 percent of sales for the same prior year period due primarily to higher sales and gross profit.

	Three Months Ended December 31,
(Amounts in thousands)	2005	2004	% Change
(Unaudited)
PERSONAL HEALTH CARE:
Oral health products	$13,317	$13,442	(0.9)%
Shower products	12,204	13,852	(11.9)%
Other products	1,501	2,276	(34.1)%
Total sales	$27,022	$29,570	(8.6)%

Gross profit	$9,190	$12,161	(24.4)%
Operating income	$1,097	$2,878	(61.9)%
EBITDA	$2,524	$4,494	(43.8)%

Gross profit as a percent of sales	34.0%	41.1%
Operating income as a percent of sales	4.1%	9.7%
EBITDA as a percent of sales	9.3%	15.2%

For the three months ended December 31, 2005, Personal Health Care:

•                  Sales decreased $2.5 million or 8.6 percent to $27.0 million for the first quarter of Fiscal Year 2006 compared to the same prior year period.  Sales of Oral health products decreased $0.1 million or 0.9 percent to $13.3 million due primarily to lower sales in the competitive power flosser category partially offset by higher domestic sales of dental water jets and higher promotional sales of professional oral healthcare products.  Sales of Shower products decreased $1.6 million or 11.9 percent to $12.2 million due primarily to continued competitive pressure on mature products, which offset first quarter 2006 distribution gains at a key retail customer and sales of our new AquaScape™ showerhead. Additionally, the first quarter 2005 benefited from introductory sales of our Dual Massage™ showerhead launched in September 2004.  Sales for the Other products category decreased $0.8 million to $1.5 million due to lower sales of water filtration products driven by decreased distribution.

•                  Gross profit decreased $3.0 million or 24.4 percent to $9.2 million or 34.0 percent of sales for the first quarter 2006 compared to $12.2 million or 41.1 percent of sales for the same prior year period due to lower sales and the impact of absorbing fixed costs within a smaller base of sales.  Additionally, the first quarter 2005 benefited from increased manufacturing efficiencies due to higher production levels to prepare for the outsourcing of a significant shower product line, which occurred in June 2005.

•                  EBITDA decreased $2.0 million or 43.8 percent to $2.5 million or 9.3 percent of sales for the first quarter 2006 compared to $4.5 million or 15.2 percent of sales for the same prior year period due primarily to lower sales and gross profit.

Outlook

The Company maintains its previously announced outlook for sales growth for Fiscal Year 2006 in the range of 3 to 5 percent.  Earnings per share for Fiscal Year 2006 are targeted in the range of $1.35 to $1.45 per diluted share compared to $1.23 per diluted share from continuing operations for Fiscal Year 2005.  The updated outlook includes the impact of the Loveland facility closure and the adoption of new stock compensation rules under Statement of Financial Accounting Standards (“SFAS”) No.123(R), “Share-Based Payment” and excludes costs associated with the announced merger.

Investor Conference Call and Web Cast

A conference call to discuss operating results for the three months ended December 31, 2005 will be held with Mike Hoopis, Water Pik Technologies’ President and CEO, and Vic Streufert, the Company’s Vice President, Finance and CFO, at 8:00 am Pacific Standard Time (11:00 am EST), Thursday, January 26, 2006.  To access the live web cast or an archived replay, please go to www.waterpik.com or www.vcall.com.

If you are interested in listening to the conference call, please dial 888-791-1856 at least five minutes before the scheduled conference call start time.  The access code for this conference call is: PIK.  Approximately two hours after the end of the call, you may access a replay of the call by dialing 866-508-6485.  The replay will be available through 5:00 pm Pacific Standard Time on Tuesday, January 31st.

Important Merger Information

Water Pik Technologies, Inc. plans to file with the Securities and Exchange Commission “SEC” and mail to its Stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Water Pik Technologies, Inc., the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.  Investor and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Water Pik Technologies, Inc. through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Water Pik Technologies, Inc. through the Company’s web site at www.waterpik.com, by contacting Investor Relations, Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246, Newport Beach, CA 92660, by email at corpinfo@waterpik.com or by telephone at (949) 719-3700.

Water Pik Technologies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information about the directors and executive officers of Water Pik Technologies, Inc. is contained in the Annual Report on Form 10-K, which was filed with the SEC on December 14, 2005.  As of December 5, 2005, Water Pik Technologies, Inc. directors and executive officers beneficially owned 2,513,073 shares, or approximately 18.2 percent, of Water Pik Technologies, Inc. common stock.

Forward-looking Statements

In this press release, the statements from Mr. Hoopis are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in our filings with the Securities and Exchange Commission, including, among others, our ability to develop new products and execute our growth strategy, the uncertainty of new product testing and regulatory approvals, the uncertainty that our marketing efforts will achieve the desired results with respect to existing or new products, our dependence on key customers, the seasonal nature of our businesses, the impact of consumer confidence and consumer spending, the effect of product liability claims, the impact of rising commodity costs such as steel, copper, titanium, resin and oil, risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations, failure to protect our intellectual properties and our ability to integrate acquisitions and realize expected synergies.  With respect to our announcement on January 6, 2006, the closing of the transaction and the closing date are subject to the satisfaction of agreed upon closing conditions specified in the definitive agreement and approval of the Water Pik Technologies, Inc. stockholders.  The failure to satisfy the closing conditions could result in a failure of or delay in closing the transaction.  The reader is cautioned not to rely on any forward-looking statements, as actual results may differ materially from those reflected in the forward-looking statements.  We do not have any intention or obligation to update forward-looking statements, even if new information, future events or other circumstances make them incorrect or misleading.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal healthcare products and pool and spa products sold under the Water Pik® and Jandy® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug store chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates eight major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. web site at www.waterpik.com.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

EBITDA represents earnings from operations before deductions for interest expense and interest income, income taxes, depreciation and amortization.  We evaluate our operating results based on several factors, including EBITDA.  We believe that EBITDA is useful as a means to evaluate our ability to service existing debt, to sustain potential future increases in debt, to satisfy capital requirements and as a measure used by lenders under our bank credit facility. EBITDA is also used by management as a measure of evaluating the performance of our two operating segments.  We utilize EBITDA in our operating decision making, including the allocation of capital resources and strategic planning.  We believe EBITDA is valuable to investors as a supplemental measure of comparative operating performance before capital structure costs such as depreciation, amortization and interest.  We believe providing this supplemental information enhances the investors’ analysis of overall operating performance.  Additionally, EBITDA is regularly used as supplemental information in the determination of enterprise value.  However, our use of EBITDA is not intended to represent cash flows for the period.  We do not regard EBITDA as preferable to any measure of operating performance required by accounting principles generally accepted in the United States (“GAAP”), such as operating income, net income, or cash flows provided by operating activities.  Accordingly, EBITDA should be considered in addition to, and not as a substitute for, any measures of financial performance prepared in accordance with GAAP.  EBITDA, as used by us, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

The following tables represent condensed consolidated statements of operations, consolidated and segment reconciliation of net income to EBITDA and condensed consolidated balance sheets.

WATER PIK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2005	2004

Sales	$79,680	$77,624
Gross profit	23,864	24,606
Selling expenses	8,876	9,530
General and administrative expenses	5,937	5,776
Research and development expenses	1,408	1,202
Operating income	7,643	8,098
Interest expense	61	365
Other income	(241)	(208)
Income from continuing operations before income taxes	7,823	7,941
Income tax provision	3,011	3,152
Income from continuing operations	4,812	4,789

Discontinued operations
Income from operations of discontinued product line	—	1,778
Income tax provision	—	592
Income on discontinued operations	—	1,186

Net income	$4,812	$5,975

Diluted net income per common share*
Continuing operations	$0.37	$0.38
Discontinued operations	—	0.09
Net income	$0.37	$0.48

Weighted average common shares outstanding - diluted	12,901	12,551

* Diluted net income per common share may not add due to rounding.

WATER PIK TECHNOLOGIES, INC.

CONSOLIDATED AND SEGMENT RECONCILIATION OF NET INCOME TO EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,
	2005	2004

WATER PIK TECHNOLOGIES, INC.
Net income	$4,812	$5,975
Income on discontinued operations	—	1,186
Income from continuing operations	$4,812	$4,789
Interest expense (income), net	(102)	341
Depreciation and amortization	2,322	2,193
Income tax expense	3,011	3,152
EBITDA from continuing operations	$10,043	$10,475

POOL PRODUCTS
Net income	$4,187	$4,209
Income on discontinued operations	—	1,186
Income from continuing operations	$4,187	$3,023
Interest expense (income), net	(162)	207
Depreciation and amortization	873	761
Income tax expense	2,621	1,990
EBITDA from continuing operations	$7,519	$5,981

PERSONAL HEALTH CARE
Net income	$625	$1,766
Income on discontinued operations	—	—
Income from continuing operations	$625	$1,766
Interest expense, net	60	134
Depreciation and amortization	1,449	1,432
Income tax expense	390	1,162
EBITDA from continuing operations	$2,524	$4,494

WATER PIK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Amounts in thousands)

	December 31, 2005	September 30, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,744	$40,591
Accounts receivable, net	80,156	59,253
Inventories	37,538	36,753
Deferred income taxes	6,963	7,151
Prepaid expenses and other current assets	3,988	2,886
Total current assets	141,389	146,634
Property, plant and equipment, net	34,434	35,366
Goodwill, net	29,289	29,205
Deferred income taxes	456	26
Other assets	5,775	5,058
TOTAL ASSETS	$211,343	$216,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,870	$27,636
Accrued income taxes	3,082	1,636
Accrued liabilities	28,930	33,898
Current portion of long-term debt	15	15
Total current liabilities	51,897	63,185
Long-term debt, less current portion	17	37
Other accrued liabilities	6,588	5,866
TOTAL LIABILITIES	58,502	69,088
TOTAL STOCKHOLDERS’ EQUITY	152,841	147,201
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$211,343	$216,289

(1)          The balance sheet as of September 30, 2005 includes some reclassifications to conform to the current year financial statement presentation.

- ### -